Exhibit I

October 15, 2004

BlackRock Bond Allocation Target Shares

40 East 52nd Street

New York, New York 10022

RE:	BlackRock Bond Allocation Target Shares Registration

Statement on Form N-1A (File Nos. 333-109980 and 811-21457)

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Bond Allocation Target Shares, a Delaware statutory trust created under the Delaware Statutory Trust Act (the “Trust”), in connection with Pre-Effective Amendment No. 2 to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof to the Trust’s Registration Statement on Form N-1A, originally filed with the Commission on October 24, 2003 and amended on March 3, 2004 (as heretofore amended and to be amended, the “Registration Statement”), relating to the registration of an indefinite number of shares of beneficial interest, par value of $0.001 per share (the “Shares”), of the BATS: Series S Portfolio, BATS: Series C Portfolio, BATS: Series M Portfolio, BATS: Series P Portfolio and BATS: Series I Portfolio and to the sale of such Shares in accordance with Rule 24f-2 under the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, dated October 24, 2003, (ii) the Registration Statement, (iii) the Agreement and Declaration of Trust of the Trust executed by the Trustees named therein (the “Declaration of Trust”), (iv) the By-laws of the Trust, (v) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on March 5, 2003 and (vi) copies of certain resolutions adopted by the Trustees of the Trust relating to the issuance and sale of the Shares, the filing of any Registration Statement and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

BlackRock Bond Allocation Target Shares

October 15, 2004

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Statutory Trust Act.

Based upon and subject to the assumptions, qualifications and limitations set forth herein, and assuming that all the Shares will be issued and sold for cash at a per-share public offering price not less than the net asset value per share on the date of their sale in accordance with resolutions adopted by the Trustees of the Trust and the Declaration of Trust, it is our opinion that, when issued and sold by the Trust, the Shares will be validly issued, fully paid and nonassessable. We bring to your attention, however, the last sentence of Section 3.8 of the Declaration of Trust.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

Very truly yours,

/s/    Skadden Arps, Slate, Meagher & Flom LLP